EXECUTIVE EMPLOYMENT AGREEMENT


     THIS AGREEMENT is made as of the ___ day of ___________, 1998, between THE CITIZENS NATIONAL BANK OF LANSFORD (the "Bank"), and FRANCIS P. BURBRIDGE, an adult individual (the "Executive"), sometimes referred to collectively as (the "Parties.")

     WHEREAS, the Bank desires to employ the Executive as a Vice President under the terms and conditions set forth herein; and

     WHEREAS, the Executive desires to serve the Bank in an executive capacity under the terms and conditions set forth in this Executive Employment Agreement (the "Agreement");

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and intending to be legally bound hereby, the parties agree as follows:

     1. TERMS OF EMPLOYMENT. The Bank hereby shall employ the Executive and the Executive hereby accepts employment with the Bank for a term of one (1) year beginning on the Effective Date as set forth in Section 1.1 of the Agreement and Plan of Reorganization by and among Harleysville National Corporation, HNC North, Inc., The Citizens National Bank of Lansford, Northern Lehigh Bancorp, Inc. and The Citizens National Bank of Slatington (the "Merger Agreement") and ending one (1) year later, subject, however, to prior termination of this Agreement as set forth below.

     2. POSITION AND DUTIES. The Executive shall serve as a Vice President reporting only to the President and Chief Executive Officer of the Bank and shall perform general managerial and administrative functions related to the operation of the Bank and shall have other powers and duties as may from time to time be prescribed by the Board of Directors and the President and Chief Executive Officer of the Bank.

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     3.  ENGAGEMENT IN OTHER  EMPLOYMENT.  The Executive shall not engage in any business or commercial activities, duties or pursuits which compete with the business or commercial activities of the Bank or subsidiary of the Bank, or any parent corporation or affiliate thereof, nor may the Executive serve as a director or officer or in any other capacity in a company which competes with the Bank.

     4.  COMPENSATION.  For  all  of the  services  rendered  by  the  Executive hereunder, the Bank shall pay Executive an annual salary of Ninety-Eight Thousand Dollars ($98,000.00), minus legally required withholdings and deductions. The salary shall be paid in installments at such times as the Bank customarily pays its other senior officers.

     5. FRINGE  BENEFITS,  VACATION,  EXPENSES,  AND  PERQUISITES.

     (a) EMPLOYEE BENEFIT PLANS. The Executive shall be entitled to participate in or receive benefits under all Bank employment benefit plans including, but not limited to, any pension plan, profit-sharing plan, savings plan, life insurance plan or disability insurance plan as made available by the Bank to its employees, subject to and on a basis consistent with terms, conditions and overall administration of such plans and arrangements.

     (b) VACATION, HOLIDAYS, SICK DAYS AND PERSONAL DAYS. The Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Bank from time to time for its senior executive officers. The Executive shall also be entitled to all paid holidays, sick days and personal days given by the Bank to its employees.

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     (c)  BUSINESS EXPENSES.  During the term of his employment  hereunder,  the
          Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him, which are properly accounted for, in accordance with the policies and procedures established by the Board of Directors of the Bank for its senior executive officers.

     6. LIABILITY INSURANCE. The Bank shall use its best efforts to obtain insurance coverage for the Executive under an insurance policy covering officers and directors of the Bank against lawsuits, arbitrations or other legal or regulatory proceedings; however, nothing herein shall be construed to require the Bank to obtain such insurance, if the Board of Directors of the Bank determine that such coverage cannot be obtained at a reasonable price.

     7. UNAUTHORIZED DISCLOSURE. During the term of his employment hereunder, or at any later time, the Executive shall not, without the written consent of the Board of Directors of the Bank or a person authorized thereby, knowingly disclose to any person, other than an employee of the Bank or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Bank, any material confidential information obtained by him while in the employ of the Bank with respect to any of the Bank's services, products, improvements, formulas, designs or styles, processes, customers, methods of business or any business practices the disclosure of which could be or will be materially damaging to the Bank provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive or any person with the assistance, consent or direction of the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same

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business or a business  similar to that conducted by the Bank or any information that must be disclosed as required by law.

     8. RESTRICTIVE COVENANT. The Executive covenants and agrees that the Executive shall not directly or indirectly, within the marketing area of the Bank (defined as an area within twenty-five (25) miles of any branch location of the Bank or any branch of any other bank owned, either directly or indirectly, by Harleysville National Corporation), enter into or engage generally in direct or indirect competition with the Bank or any subsidiary of the Bank, either as an individual on his own or as a partner or joint venturer, or as a director, officer, shareholder, employee, agent, independent contractor, lessor or creditor of or for any person, for a period of one (1) year after the date of termination of his employment. The existence of any claim or cause of action of the Executive against the Bank, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Bank of this covenant. The Executive agrees that any breach of the restrictions set forth in this paragraph or any other paragraph of this Agreement, will result in irreparable injury to the Bank for which it shall have no adequate remedy at law and the Bank shall be entitled to injunctive relief in order to enforce the provisions hereof. In the event that this paragraph shall be determined by any court of competent jurisdiction to be unenforceable in part by reason of it being too great a period of time or covering too great a geographical area, it shall be in full force and effect as to that period of time or geographical area determined to be reasonable by the court.

     9. NON-SOLICITATION. Executive covenants and agrees that while employed by the Bank and for a period of one (1) year after the termination of Executive's employment, either voluntarily or involuntarily, Executive shall not, either directly or indirectly in any capacity

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whatsoever,  (a) obtain, solicit,  divert, appeal to, attempt to obtain, attempt to solicit, attempt to divert, or attempt to appeal to any customers, clients or referral sources of the Bank to divert their business from the Bank; (b) solicit any person who was employed by the Bank to leave the employ of the Bank. For purposes of this covenant, "customers, clients, and referral sources" shall include all persons who are or were customers, clients or referral sources of the Bank at any time during the employment of Executive by the Bank.

     The existence of any claim by Executive, whether predicated upon this Agreement or otherwise, shall not constitute defense to the Bank's enforcement of or attempts to enforce this provision.

     10. NOTIFICATION OF NON-DISCLOSURE/TRADE SECRET, RESTRICTIVE COVENANT AND NON-SOLICITATION PROVISIONS. During his employment, and for a period of one (1) year following termination of his employment with the Bank, Executive agrees to inform any prospective employer of existence of the Non-Disclosure, Restrictive Covenant and NonSolicitation provisions of this Agreement.

     11.  TERMINATION.

     (a) Death. The Executive's employment hereunder shall terminate upon his death.

     (b) Disability. If the Executive becomes disabled because of sickness, physical or mental disability, or any other reason, the Bank shall have the option to terminate this Agreement by giving written notice of termination to the Executive. Executive shall be deemed to have become "disabled" only in the event and at such time as he qualifies (after expiration of any applicable

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          waiting  period) to receive  benefits for total  disability  under the employee disability insurance benefit plan referred to in paragraph 5(a) above.

     (c) Cause. The Bank may terminate the Executive's employment hereunder for "Cause." As used in this Agreement, the Bank shall have "Cause" to terminate the Executive's employment hereunder upon: (1) the willful failure by the Executive to substantially perform his duties hereunder after notice from the Bank and a failure to cure such violation within thirty (30) days of said notice; (2) the willful engaging by the Executive in misconduct injurious to the Bank; (3) the willful violation by the Executive of any provisions of this Agreement, after notice from the Bank and a failure to cure such violation within thirty (30) days of said notice, or if said violation cannot be cured within thirty (30) days, within a reasonable time thereafter unless the Executive is diligently attempting to cure the violation; (4) the dishonesty or gross negligence of the Executive in the performance of his duties; (5) the breach of Executive's fiduciary duty involving personal profit; (6) the violation of any law, rule or regulation governing banks or bank officers or any final cease and desist order issued by a bank or insurance regulatory authority any of which materially jeopardizes the business of the Bank; or (7) conduct on the part of Executive which brings public discredit to the Bank.

     12. PAYMENTS UPON TERMINATION. In the event that the Executive is terminated, other than for Cause, as defined in Paragraph 11(c), the Executive shall be entitled to receive his salary pursuant to Paragraph 4, for the remainder of the term set forth in Paragraph 1. In the event


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that the Executive is terminated for Cause, as defined in Paragraph  11(c),  the
Bank shall pay the Executive his salary up until the date of termination and shall have no further obligations to the Executive.

     13. DAMAGES FOR BREACH OF CONTRACT. In the event of a breach of this Agreement by either the Bank or the Executive resulting in damages to another party to this Agreement, that party may recover from the party breaching the Agreement only those damages as set forth herein. In no event shall any party be entitled to the recovery of attorney's fees or costs.

     14. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when hand-delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

           If to the Executive:    Francis P. Burbridge
                                   313 No. Bobbin Mill Lane
                                   Broomall, PA  19008

           If to the Bank:         President
                                   The Citizens National Bank of Lansford
                                   12-15 W. Ridge Street
                                   P.O. Box 128
                                   18232-0128

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     15. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Executive, his personal representatives, heirs or assigns and to the Bank and any successors or assigns of the Bank.


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     16.   SEVERABILITY.   If  any  provision  of  this  Agreement  is  declared
unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

     17. AMENDMENT. This Agreement may be amended or canceled only by mutual agreement of the parties in writing.

     18. PAYMENT OF MONEY DUE DECEASED EXECUTIVE. In the event of Executive's death, any moneys that may be due him from the Bank under this Agreement, as of the date of death shall be paid to the person designated by him in writing for this purpose, or in the absence of any such designation to his estate.

     19. LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     20. ENTIRE AGREEMENT. This Agreement supersedes any and all agreements, either oral or in writing, between the parties with respect to the employment of the Executive by the Bank and this Agreement contains all the covenants and agreements between the parties with respect to the employment.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be duly executed in their respective names and, in the case of the Bank , by its authorized representatives the day and year above mentioned.

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ATTEST:                                 THE CITIZENS NATIONAL BANK OF LANSFORD

/s/ Martha Rex, Cashier            By:  /s/ Thomas D. Oleksa
-----------------------------           --------------------------------
Martha Rex, Cashier                     Thomas D. Oleksa, President


WITNESS:

/s/ Andrea M. Beltz                     /s/ Francis P. Burbridge
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Andrea M. Beltz                         Francis P. Burbridge